Exhibit 99.1

Contacts:
Media Relations:	Investor Relations:
David Pendery	Andy Schulz
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Strong Second-Quarter 2008 Results

EPS of $0.37 and Adjusted EPS of $0.46

ENGLEWOOD, Colo., – June 18, 2008 – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported strong results for the second quarter ended May 31, 2008.  Revenue for the second quarter of 2008 totaled $207.2 million, surpassing the $200 million mark for the first time, and representing a 34-percent increase over second-quarter 2007 revenue of $154.9 million.  Net income for the second quarter of 2008 increased $4.7 million to $23.3 million, or $0.37 per diluted share, compared to second-quarter 2007 net income of $18.6 million, or $0.32 per diluted share.

Adjusted EBITDA totaled $53.3 million for the second quarter of 2008, up 49 percent from $35.8 million in the second quarter of 2007.   Adjusted earnings per diluted share were $0.46 for the second quarter of 2008, an increase of 24 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  Please see the end of this release for more information about these non-GAAP measures.

“We achieved record quarterly revenue and adjusted EBITDA in the second quarter while continuing to expand margins and generate increasing cash flow,” said Jerre Stead, chairman and chief executive officer, IHS.  “Additionally, we closed four important acquisitions and made good progress on our operational initiatives.  The result is a solid performance for the first half of fiscal 2008.”

Second-Quarter 2008 Details

Revenue for the second quarter of 2008 totaled $207.2 million, a 34-percent increase over second-quarter 2007 revenue of $154.9 million.  Organic revenue growth in the second quarter of 2008 was nine percent over the prior year; acquisitions added 23 percent and foreign exchange accounted for the remainder of the revenue increase.

The company continued to grow its business in both operating segments, domestically and internationally.  The Energy segment increased its revenue for the second quarter by 23 percent, to $109.6 million, compared to $88.8 million in the prior year’s second quarter.  The Engineering segment grew its second quarter revenue by 48 percent, to $97.5 million, compared to $66.1 million in the prior year.

Adjusted EBITDA for the second quarter of 2008 increased 49 percent over the second quarter of last year and was driven primarily by top-line growth accompanied by margin expansion.  Operating income increased $6.9 million year-over-year to $32.8 million, up from $25.9 million for the second quarter of 2007.  Energy operating income was $38.8 million, up 34 percent over the prior-year quarter, and Engineering operating income was $17.2 million, up 46 percent over last year.

Year-to-Date 2008

Revenue for the six months of 2008 totaled $406.0 million, a 32-percent increase over the prior-period revenue of $307.5 million.  Organic growth contributed nine percent of the increase.  Acquisitions added 21 percent and foreign exchange movements added the remainder. The Energy segment grew its revenue during the first six months of fiscal year 2008 by 25 percent, to $219.9 million, compared to $175.6 million in the prior-year period.  The Engineering segment grew its year-to-date 2008 revenue by 41 percent, to $186.0 million, compared to $131.9 million in the prior year.

Adjusted EBITDA for the first six months of 2008 totaled $104.1 million, up 45 percent from $71.9 million in the first six months of 2007.   Operating income increased 23 percent year-over-year to $63.7 million, up from $51.8 million for the six months ended May 31, 2007.  Energy operating income was $77.9 million, up 39 percent over the prior-year period, and Engineering operating income was $32.2 million, up 30 percent over last year.

Net income for the first six months of 2008 increased 21 percent to $44.7 million, or $0.71 per diluted share, compared to the first six months 2007 net income of $37.0 million, or $0.63 per diluted share.

Cash Flows

IHS generated approximately $95.0 million of cash flow from operations during the six months ended May 31, 2008, as compared to last year’s $65.8 million.

Balance Sheet

IHS ended the second quarter of 2008 with $105.4 million of cash and cash equivalents, and $28.5 million of debt.

“Our underlying subscription-based business continues to perform very well, helping generate top-line growth, margin expansion and a record $62.5 million of cash flow from operations during the second quarter,” stated Michael J. Sullivan, executive vice president and chief financial officer.  “As a result, we have now fully paid off the money we borrowed at the start of the second quarter related to the three acquisitions announced March 3, 2008.”

Share Repurchase Program

During the second quarter of 2008, IHS repurchased 27,700 shares of its common stock for approximately $1.7 million, or $60.00 per share.  During the first six months of 2008, IHS repurchased 94,200 shares of its common stock for approximately $5.5 million, or $58.88 per share.

Outlook (forward-looking statement)

We expect all-in revenue growth in the range of 21 to 23 percent for the full year ending November 30, 2008.  We are also revising our annual adjusted EBITDA guidance upward, and currently anticipate adjusted EBITDA to grow 28 to 30 percent for fiscal 2008.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter results on June 18, 2008, at 3:00 p.m. MDT (5:00 p.m. EDT).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA includes our share of adjusted EBITDA from an unconsolidated joint venture and excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.  None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales.  Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight for customers in a broad range of industries. Our customer product and service solutions span four major areas of information: energy, product lifecycle management, environmental and security.  By focusing on our customers first, we deliver data and expertise that enable innovative and successful decision-making.  Customers range from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs more than 3,000 people in 35 locations around the world.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2008 IHS Inc.  All rights reserved.

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	May 31,	November 30,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,371	$148,484
Short-term investments	—	10,518
Accounts receivable, net	169,801	175,542
Deferred subscription costs	42,830	35,910
Deferred income taxes	21,435	17,681
Other	17,683	14,112
Total current assets	357,120	402,247
Non-current assets:
Property and equipment, net	58,009	58,756
Equity investments in joint venture	73,002	—
Intangible assets, net	223,292	206,359
Goodwill, net	616,199	564,582
Prepaid pension asset	93,229	91,116
Other	835	747
Total non-current assets	1,064,566	921,560
Total assets	$1,421,686	$1,323,807
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$28,485	$3,062
Accounts payable	26,092	37,550
Accrued compensation	19,104	37,014
Accrued royalties	20,599	22,684
Other accrued expenses	41,299	37,435
Income tax payable	7,902	15,255
Deferred subscription revenue	288,346	239,395
Total current liabilities	431,827	392,395
Long-term debt	—	37
Accrued pension liability	11,413	11,965
Accrued post-retirement benefits	8,717	10,203
Deferred income taxes	68,666	60,461
Other liabilities	7,380	7,619
Minority interests	252	219
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 50,081,100 and 49,831,293 shares issued and 48,703,869 and 48,758,518 shares outstanding at May 31, 2008 and November 30, 2007, respectively	500	498
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at May 31, 2008 and November 30, 2007	138	138
Additional paid-in capital	411,908	381,124
Treasury stock, at cost; 1,377,231 and 1,072,775 shares at May 31, 2008 and November 30, 2007, respectively	(64,709)	(46,045)
Retained earnings	529,915	483,804
Accumulated other comprehensive income	15,679	21,389
Total stockholders’ equity	893,431	840,908
Total liabilities and stockholders’ equity	$1,421,686	$1,323,807

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007	2008	2007
	(Unaudited)
Revenue:
Products	$171,522	$129,136	$331,211	$252,115
Services	35,671	25,764	74,759	55,406
Total revenue	207,193	154,900	405,970	307,521
Operating expenses:
Cost of revenue:
Products	71,481	50,274	134,575	99,007
Services	21,699	17,479	47,765	34,484
Total cost of revenue (includes stock-based compensation expense of $376, $105, $687 and $456 for the three and six months ended May 31, 2008 and 2007, respectively)	93,180	67,753	182,340	133,491
Selling, general and administrative (includes stock-based compensation expense of $10,001; $5,940; $22,391 and $12,925 for the three and six months ended May 31, 2008 and 2007, respectively)	72,923	56,607	144,809	114,498
Depreciation and amortization	9,683	4,921	18,506	9,501
Restructuring and other charges	—	9	—	—
Gain on sales of assets, net	—	(5)	(119)	(756)
Net periodic pension and post-retirement benefits	(1,086)	(354)	(2,179)	(622)
Other expense (income), net	(323)	84	(1,136)	(360)
Total operating expenses	174,377	129,015	342,221	255,752
Operating income	32,816	25,885	63,749	51,769
Interest income	697	1,694	1,914	3,348
Interest expense	(843)	(76)	(979)	(209)
Non-operating income (loss), net	(146)	1,618	935	3,139
Income from continuing operations before income taxes, minority interests and income from equity-method investment	32,670	27,503	64,684	54,908
Provision for income taxes	(10,425)	(8,909)	(21,024)	(17,952)
Income from continuing operations before minority interests and income from equity-method investment	22,245	18,594	43,660	36,956
Minority interests	(31)	(12)	(15)	3
Income from equity-method investment	1,044	—	1,044	—
Net income	$23,258	$18,582	$44,689	$36,959
Net income per share:
Basic (Class A and Class B common stock)	$0.37	$0.32	$0.72	$0.64
Diluted (Class A and Class B common stock)	$0.37	$0.32	$0.71	$0.63
Weighted average shares:
Basic (Class A common stock)	48,471	43,626	48,347	43,733
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	63,086	58,281	63,045	58,328
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended May 31,
	2008	2007
	(Unaudited)
Operating activities
Net income	$44,689	$36,959
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	18,506	9,501
Stock-based compensation expense	23,078	13,381
Gain on sales of assets, net	(119)	(756)
Distributions from equity-method investment	378	—
Non-cash net periodic pension and post-retirement benefits	(3,122)	(1,997)
Undistributed earnings of unconsolidated subsidiaries, net	(1,233)	140
Minority interests	15	(234)
Deferred income taxes	2,075	(1,015)
Change in assets and liabilities:
Accounts receivable, net	5,800	24,825
Other current assets	(10,078)	(5,565)
Accounts payable	(9,956)	(25,388)
Accrued expenses	(17,304)	(15,492)
Income taxes	(1,867)	5,311
Deferred subscription revenue	44,568	26,092
Other liabilities	(457)	—
Net cash provided by operating activities	94,973	65,762
Investing activities
Capital expenditures on property and equipment	(5,351)	(3,645)
Change in other assets	(2,654)	(3,496)
Sales and maturities of investments	10,500	2,008
Acquisitions of businesses, net of cash acquired	(130,878)	(14,607)
Proceeds from sales of assets	140	2,461
Net cash used in investing activities	(128,243)	(17,279)
Financing activities
Proceeds from borrowings	50,000	—
Repayment of borrowings	(43,095)	(500)
Tax benefit from equity compensation plans	454	121
Repurchases of common stock	(18,664)	(15,663)
Net cash used in financing activities	(11,305)	(16,042)
Foreign exchange impact on cash balance	1,462	(189)
Net (decrease) increase in cash and cash equivalents	(43,113)	32,252
Cash and cash equivalents at the beginning of the period	148,484	180,034
Cash and cash equivalents at the end of the period	$105,371	$212,286

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

IHS Inc.

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007	2008	2007
	(Unaudited)

Net income	$23,258	$18,582	$44,689	$36,959
Interest income	(697)	(1,694)	(1,914)	(3,348)
Interest expense	843	76	979	209
Provision for income taxes	10,425	8,909	21,024	17,952
Depreciation and amortization	9,683	4,921	18,506	9,501
EBITDA	43,512	30,794	83,284	61,273
Stock-based compensation expense	10,377	6,045	23,078	13,381
Restructuring and offering charges	—	9	—	—
Gain on sales of assets, net	—	(5)	(119)	(756)
Non-cash net periodic pension and post-retirement benefits	(1,559)	(1,017)	(3,122)	(1,997)
Income from equity-method investment	(1,044)	—	(1,044)	—
50% of Lloyd’s-Register Fairplay’s adjusted EBITDA	2,022	—	2,022	—
Adjusted EBITDA	$53,308	$35,826	$104,099	$71,901

Lloyd’s-Register Fairplay

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007(a)	2008	2007(a)
	(Unaudited)

Net income	$2,798	$—	$2,798	$—
Interest expense, net	10	—	10	—
Provision for income taxes	1,066	—	1,066	—
Depreciation and amortization	170	—	170	—
EBITDA / Adjusted EBITDA	$4,044	$—	$4,044	$—
50% of Adjusted EBITDA	$2,022	$—	$2,022	$—

Summary Lloyd’s-Register Fairplay Adjusted F/S

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007(a)	2008	2007(a)
	(Unaudited)

Revenue	$10,138	$—	$10,138	$—
Operating expenses	(6,255)	—	(6,255)	—
Operating income	$3,883	—	$3,883	—
Net income	$2,798	$—	$2,798	$—
50% of net income	$1,399	$—	$1,399	$—
Amortization expense for purchased intangibles	(493)	—	(493)	—
Tax benefit on amortization expense for purchased intangibles	138	—	138	—
Income from equity-method investment	$1,044	$—	$1,044	$—

(a) Note: We acquired a 50% interest in Lloyd’s-Register Fairplay on March 3, 2008.

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended May 31,
	2008	2007
	(Unaudited)

Energy	$109,648	$88,828
Engineering	97,545	66,072
Shared Services	—	—
Revenue	$207,193	$154,900

Energy	$38,753	$28,873
Engineering	17,209	11,825
Shared Services	(23,146)	(14,813)
Operating income	$32,816	$25,885

	Three Months Ended May 31, 2008
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$38,753	$17,209	$(23,146)	$32,816
Adjustments:
Stock-based compensation expense	—	—	10,377	10,377
Depreciation and amortization	4,313	4,541	829	9,683
Non-cash net periodic pension and post-retirement benefits	—	—	(1,559)	(1,559)
Minority interest	—	(31)	—	(31)
50% of Lloyd’s-Register Fairplay’s adjusted EBITDA	—	2,022	—	2,022
Adjusted EBITDA	$43,066	$23,741	$(13,499)	$53,308

	Three Months Ended May 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$28,873	$11,825	$(14,813)	$25,885
Adjustments:
Stock-based compensation expense	—	—	6,045	6,045
Depreciation and amortization	2,917	1,407	597	4,921
Restructuring and offering charges	(1)	10	—	9
(Gain) loss on sales of assets, net	1	(6)	—	(5)
Non-cash net periodic pension and post-retirement benefits	—	—	(1,017)	(1,017)
Minority interest	—	(12)	—	(12)
Adjusted EBITDA	$31,790	$13,224	$(9,188)	$35,826

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Six Months Ended May 31,
	2008	2007
	(Unaudited)

Energy	$219,947	$175,574
Engineering	186,023	131,947
Shared Services	—	—
Revenue	$405,970	$307,521

Energy	$77,905	$55,918
Engineering	32,201	24,810
Shared Services	(46,357)	(28,959)
Operating income	$63,749	$51,769

	Six Months Ended May 31, 2008
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$77,905	$32,201	$(46,357)	$63,749
Adjustments:
Stock-based compensation expense	—	—	23,078	23,078
Depreciation and amortization	8,371	8,667	1,468	18,506
Gain on sales of assets, net	—	(119)	—	(119)
Non-cash net periodic pension and post-retirement benefits	—	—	(3,122)	(3,122)
Minority interest	—	(15)	—	(15)
50% of Lloyd’s-Register Fairplay’s adjusted EBITDA	—	2,022	—	2,022
Adjusted EBITDA	$86,276	$42,756	$(24,933)	$104,099

	Six Months Ended May 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$55,918	$24,810	$(28,959)	$51,769
Adjustments:
Stock-based compensation expense	—	—	13,381	13,381
Depreciation and amortization	5,595	2,812	1,094	9,501
Gain on sales of assets, net	—	—	(756)	(756)
Non-cash net periodic pension and post-retirement benefits	—	—	(1,997)	(1,997)
Minority interest	—	3	—	3
Adjusted EBITDA	$61,513	$27,625	$(17,237)	$71,901

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007	2008	2007
	(Unaudited)

Net cash provided by operating activities	$62,493	$42,665	$94,973	$65,762
Capital expenditures on property and equipment	(2,278)	(340)	(5,351)	(3,645)
Free cash flow	$60,215	$42,325	$89,622	$62,117

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007	2008	2007
	(Unaudited)

Earnings per diluted share	$0.37	$0.32	$0.71	$0.63
Stock-based compensation expense	0.10	0.07	0.23	0.14
Gain on sales of assets, net	—	—	—	(0.01)
Non-cash net periodic pension and post-retirement benefits	(0.02)	(0.01)	(0.03)	(0.02)
Adjusted earnings per diluted share	$0.46	$0.37	$0.91	$0.75

Note: amounts may not sum due to rounding.